Exhibit 99.3

For more information contact:
Charles F. Champion Chief Executive Officer Youbet.com, Inc. 818/668-2100	Joseph N. Jaffoni Richard Land Jaffoni & Collins Incorporated 212/835-8500 or ubet@jcir.com
FOR IMMEDIATE RELEASE
YOUBET.COM COMPLETES UNITED TOTE ACQUISITION
FOLLOWING ADJUSTMENT OF PURCHASE PRICE AND PAYMENT TERMS
– Transaction to Benefit Youbet through Product and Revenue Diversification –
Woodland Hills, CA, February 13, 2006 – Youbet.com, Inc. (NASDAQ:UBET), announced today that it completed its previously announced acquisition of privately-held United Tote Company for approximately $31.9 million, plus the assumption of approximately $14.7 million of United Tote secured debt (primarily related to the financing of equipment that is leased to United Tote’s track customers). The adjusted purchase price is $2 million less than the previously announced purchase price. The acquisition of United Tote is expected to be accretive to Youbet’s fiscal 2006 operating results.
Youbet financed the acquisition by delivering to UT Group, LLC, United Tote’s former owner, the following consideration:
•	$1.0 million from the purchase escrow account previously funded by Youbet;

•	Approximately $8.7 million from its cash reserves;

•	$5.2 million one-year, unsecured promissory note;

•	$3.2 million two-year, unsecured promissory note;

•	$1.8 million two-year, unsecured promissory note; and

•	2,181,818 shares of Youbet.com common stock, valued at $5.50 per share.
Each promissory note bears interest at a fixed rate of 5.02% per annum, and the principal amounts are due in full at their respective maturity dates (subject to partial or full prepayment under certain circumstances).
The Youbet shares issued to UT Group are subject to a 90-day lock up period, and Youbet has agreed to register such shares with the U.S. Securities and Exchange Commission. Youbet also has agreed to a “make-whole” provision pursuant to which Youbet will pay to UT Group a one-time cash payment equal to the amount by which $5.50 exceeds the average trading price of Youbet’s common stock for the five trading-day period ending on February 9, 2007, multiplied by the number of shares delivered by Youbet and then held by UT Group. In addition, Youbet may cause UT Group to sell some or all of the Youbet shares on or before February 9, 2007, if the trading price is below $5.50 per share, provided that Youbet pays to UT Group the “make-whole” amount within ten trading days of the sale. Further, the make-whole provisions terminate if the trading price of Youbet’s common stock meets or exceeds $6.15 for any three consecutive trading days during which the resale shelf registration statement is effective and available for use, or if UT Group sells more than 352,700 shares of Youbet stock in any five consecutive trading-day period.
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Youbet.com Completes United Tote Acquisition, 2/13/06	page 2
As part of the transaction, Youbet guaranteed United Tote’s existing secured debt, and anticipates that it will be able to refinance this debt on more favorable terms with the current lender or another commercial bank.
Commenting on the completion of the acquisition, Youbet Chairman, President and CEO, Charles F. Champion, stated, “We are excited about closing a strategically important acquisition that benefits our shareholders by creating a combined entity with strong growth prospects. We expect that the adjusted purchase price and financing terms will help us achieve both near- and long-term earnings accretion.
“Our acquisition of United Tote furthers our efforts to be the pari-mutuel industry’s leading end-to-end technology provider. The acquisition also brings to Youbet several exciting new products, including innovative racing and sports contest offerings. We plan to introduce some of these new products to our current and new customers later this year and, in doing so, we believe that this proprietary game content can quickly achieve a critical mass of players that will lead to prize payouts that can be ‘life-altering’.
“United Tote’s role as a leader in the tote industry, range of new product offerings, and strong customer relationships in numerous international markets are expected to be important elements in our goal to achieve broader geographic and product revenue diversification. In addition, our enthusiasm for acquiring United Tote is driven by significant cross-selling opportunities and the anticipated benefits of already identified cost reductions and cost synergies between the two companies. We expect United Tote to generate significantly higher revenue and EBITDA in 2006 reflecting the benefit of its successes in 2005 and early 2006 in expanding its market share.”
Youbet will file a current report on Form 8-K with the Securities and Exchange Commission that includes the pro forma financial information and the executed Stock Purchase Agreement, as amended.
Background on United Tote
Founded in 1959, United Tote is a leading supplier of totalizator systems, terminals and other pari-mutuel wagering services that process more than $7 billion in handle (wagers) annually on a global basis, approximately 90% of which is North American pari-mutuel handle. United Tote supplies pari-mutuel tote services to approximately 94 racing facilities in North America, including Churchill Downs and New York Racing Association (NYRA) tracks, and 11 facilities in Korea, Mexico, Spain and other foreign markets.
United Tote has developed exciting new game content and contest offerings such as Fanta-Bet, a new competition wagering concept that was recently launched at Churchill Downs. With a $20 entry fee, Fanta-Bet players compete for daily prizes as they use “Fantasy Dollars” to make wagers on live racing at Churchill Downs and other featured tracks. Fanta-Bet and other new games blend head-to-head competition with the interactive wagering devices increasingly available at racetracks.
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Youbet.com Completes United Tote Acquisition, 2/13/06	page 3
United Tote’s other current product offerings include its new F4 touch-screen terminals, named by Casino Journal as one of the “Most Innovative Gaming Technology Products” of the year, FastBetSM, a cashless and ticket-less wagering card, and EnterBet™, a technology offering that allows easy touch-screen player wagering, as well as the platform for United Tote’s new and exciting games and contests.
About Youbet.com
Youbet.com is a diversified provider of technology and pari-mutuel horse racing content for consumers through Internet and telephone platforms and is a leading supplier of totalizator systems, terminals and other pari-mutuel wagering services and systems to the pari-mutuel industry through its United Tote subsidiary. Youbet.com’s International Racing Group subsidiary is the only offshore pari-mutuel wagering company to be licensed by a U.S. racing regulatory jurisdiction.
Youbet.com’s website offers members the ability to watch and, in most states, wager on the widest variety of horse racing content available worldwide. Through this platform, Youbet offers members commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, phone wagering, race replays, simultaneous multi-race viewing and value-added handicapping products. The company’s Players TrustSM revolutionized advanced deposit wagering by placing player deposits in the custody of a major U.S. financial institution.Youbet.com is an official online wagering platform of Churchill Downs Incorporated and the Kentucky Derby and is the exclusive provider of horse racing content for CBS SportsLine.com. More information on Youbet.com can be found at www.youbet.com.
This press release contains certain forward-looking statements. Statements containing expressions such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” potential,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology used in Youbet’s press releases and in its reports filed with the Securities and Exchange Commission are intended to identify forward-looking statements. These forward-looking statements, which are included in accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause Youbet’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although Youbet believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in Youbet’s filings with the Securities and Exchange Commission. Such factors include, without limitation, the following: our successful acquisition and integration of United Tote; our ability to retain United Tote’s customers; our ability to retain United Tote’s key employees; the continued success of United Tote’s business; the timely development and market acceptance of new products and technologies; our ability to secure financing on terms acceptable to us; our ability to control operating expenses; increased competition in the advance deposit wagering business; a decline in the public acceptance of wagering; wagering ceasing to be approved in jurisdictions where Youbet currently operates; the limitation, conditioning or suspension of any of Youbet’s licenses; increases in or new taxes imposed on wagering revenues; and a decline in the general economy. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Youbet does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.
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